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                                                                Execution Copy

                    REGISTRATION RIGHTS FOR REALTY REIT SECURITIES

    This Registration Rights Agreement sets forth the registration rights provided by Realty Income Corporation, a Delaware corporation ("Realty REIT" or the "Company"), to Holders (as defined below) of shares of common stock, par value $1.00 per share ("Common Stock") of Realty REIT issued and to be issued by Realty REIT pursuant to the Agreement and Plan of Merger dated as of April 28, 1995 (the "Merger Agreement") among Realty REIT, R.I.C. Advisor, Inc., a California corporation ("R.I.C. Advisor"), and the shareholders of R.I.C. Advisor party hereto and thereto (the "Shareholders"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

    WHEREAS, this Registration Rights Agreement is made pursuant to the Merger Agreement and the execution and delivery of this Registration Rights Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement; and

    WHEREAS, in order to induce Realty REIT to provided certain registration rights to the Shareholders and to perform its obligations hereunder and under the Merger Agreement, on the one hand, and in order to induce the Shareholders to enter into the Merger Agreement and to perform their obligations hereunder and thereunder, on the other hand, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Realty REIT and the Shareholders hereby agree as follows:

    Section 1.1  DEFINITIONS

    "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "Commission" shall mean the Securities and Exchange Commission.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "Holder" means each Shareholder and any assignee or transferee of a Registrable Security (other than an assignee or transferee who received such security in a distribution pursuant to a registration statement which was effective under the Act, or in an assignment or other transfer made in compliance with Rule

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144 or in any other transaction pursuant to which the restrictive legend on such
Registrable Security was removed by Realty REIT).

    "Registrable Securities" means each of the shares of Common Stock acquired by the Shareholders pursuant to the Merger Agreement (and any other securities issued in a reclassification of such Common Stock or issued to holders of such Common Stock in a merger or consolidation in which Realty REIT is not the surviving entity or in a sale, lease or other disposition of all or substantially all of the assets of Realty REIT), upon original issue thereof and at all times subsequent thereto, until, in the case of any such share of Common Stock (or any other such security), (i) it has been disposed of pursuant to an effective registration statement under the Act covering it, (ii) it is distributed to the public pursuant to Rule 144, as such Rule may be amended from time to time, (or any similar provision then in effect) under the Act
("Rule 144"), or (iii) it is sold, assigned or otherwise transferred in any other transaction not requiring registration under the Act, and in each case referred to in clauses (i) through (iii) Realty REIT has delivered a new certificate or other evidence of ownership for it not subject to any legal or other restrictions on transfer and not bearing the legend required pursuant to the Merger Agreement or any similar restrictive legend.

    "Selling Holder" means a Holder whose Registrable Securities are registered pursuant to a registration statement referred to in Section 2.1 or 2.2 hereof or who is offering or has duly requested the inclusion of its Registrable Securities in an underwritten offering pursuant to Section 2.2.

    Section 2.1  SHELF REGISTRATION

    Prior to the first anniversary of the Closing Date, Realty REIT shall prepare and file a "shelf" registration statement with respect to the Registrable Securities on an appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Act (the "Shelf Registration Statement") and shall use its best efforts to cause the Shelf Registration Statement to be declared effective on or as soon as practicable after such first anniversary, and to keep such Shelf Registration Statement continuously effective for a period of at least 24 months (subject to extensions as hereinafter provided) following the date on which such Shelf Registration Statement is declared effective, or such shorter period ending when all Registrable Securities covered by the Shelf Registration Statement have been sold. The period during which Realty REIT is required to keep the Shelf Registration continuously effective is hereinafter called the "Effective Period".

    Not later than 45 days prior to the filing of the Shelf Registration Statement, Realty REIT will notify each Holder of such proposed filing and will advise each Holder of its right to

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include in the Shelf Registration Statement such number of Registrable
Securities as each such Holder may elect. Realty REIT will include and register in the Shelf Registration Statement such number of Registrable Securities as each Holder may request; provided that, anything herein to the contrary notwithstanding, the number of Registrable Securities which any Shareholder (together with any assignee or transferee of Registrable Securities originally issued to such Shareholder) shall be entitled to register on the Shelf Registration Statement shall not in the aggregate exceed an amount (with respect to any Shareholder, its "Maximum Amount") equal to 25% of the total number of Registrable Securities received by such Shareholder pursuant to the Merger Agreement (rounding fractional shares to the nearest whole share, with one half of a share being rounded upwards), and the number of Registrable Securities which such Shareholder (together with any such assignees and transferees) shall be entitled to sell pursuant to the Shelf Registration Statement and to include in any underwritten public offerings referred to in Section 2.2. shall not in the aggregate exceed such Shareholder's Maximum Amount.

    Section 2.2  INCIDENTAL UNDERWRITTEN OFFERINGS.

    If Realty REIT at any time proposes to file a registration statement covering any of its securities under the Act (other than any registration by Realty REIT on Form S-8, or a successor or substantially similar form, of (A) an employee share option, share purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) and such securities are to be distributed by or through one or more underwriters, Realty REIT will give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 2.2. Upon the written request of any such Holder made within 30 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder) Realty REIT will use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities as to which it has received such requests to be offered and sold by such underwriters in such distribution pursuant to the related underwriting agreement, PROVIDED that if the managing underwriter of such underwritten offering shall by letter inform the Holders of the Registrable Securities requesting such inclusion in such underwritten distribution and the holders of any other shares of Common Stock and any other securities convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") which shall have requested that such shares or Convertible Securities, as the case may be, be offered and sold in such underwritten offering (whether by exercise of registration rights or otherwise), of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other shares of Common

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Stock and Convertible Securities so requesting to be included would interfere with the successful marketing of the securities to be distributed in such distribution (other than such Registrable Securities and other shares of Common Stock and Convertible Securities so requesting to be included) by the underwriters, then Realty REIT may, upon written notice to all Holders of such Registrable Securities and the holders of such other shares of Common Stock and Convertible Securities so requesting to be included, exclude from such underwritten offering (i) first, all of such other shares of Common Stock and Convertible Securities so requesting to be included and (ii) second, to the extent the reduction as a result of clause (i) is insufficient, all or portion of such Registrable Securities so requesting to be included, any reduction pursuant to this clause (ii) to be allocated among the Holders requesting inclusion of such Registrable Securities pro rata based upon the number of Registrable Securities so requested for inclusion (in each case if and to the extent stated by such managing underwriter to be necessary to eliminate such effect).

    The Company agrees that any Holder may offer and sell Registrable Securities pursuant to this Section 2.2 notwithstanding that such Registrable Securities have been previously registered pursuant to the Shelf Registration Statement. In the event that any Holder elects to include any of its Registrable Securities in an offering contemplated by this Section 2.2, Realty REIT at its option may either register such Registrable Securities pursuant to the relevant registration statement filed under the Act in connection with such distribution or, to the extent permitted by applicable securities laws, expressly provide in such registration statement that, pursuant to Rule 429 under the Act (or any successor thereto), the prospectus contained in such registration statement shall also cover such Registrable Securities.

    The Company may decline to file a registration statement referred to in this Section 2.2 after giving notice to any Holder, or withdraw such a registration statement after filing, or otherwise abandon any such proposed underwritten offering, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by such Holder or otherwise in connection with such withdrawn registration statement or abandoned offering.

    Section 2.3  HOLDERS' RIGHTS AND OBLIGATIONS

    No Holder may participate in any underwritten offering under Section 2.2 hereof unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting agreements approved by the Representative and (ii) completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements, and other

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customary documents required under the terms of such underwriting arrangements.
The Holders of Registrable Securities to be distributed by underwriters pursuant to Section 2.2 hereof shall be parties to the underwriting agreement between Realty REIT and such underwriters and may, at their option, require that any or all of the representations and warranties made by Realty REIT to and for the benefit of such underwriters shall also be made by Realty REIT to and for the benefit of such Holders of Registrable Securities.

    Section 3.1  HOLDBACK AGREEMENTS

     (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. The registration rights of the Holders pursuant to this Registration Rights Agreement and the ability to offer and sell Registrable Securities pursuant to the Shelf Registration Statement are subject to the following conditions and limitations, and each Holder agrees with Realty REIT that:

          (i) If Realty REIT determines in its good faith judgment that the filing of the Shelf Registration Statement under Section 2.1 hereof or the use of any related prospectus would require the disclosure of material information that Realty REIT has a bona fide business purpose for preserving as confidential or the disclosure of which would impede Realty REIT's ability to consummate a significant transaction, and that Realty REIT is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by Realty REIT, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require Realty REIT to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (including any action contemplated by Section 4.1 hereof) shall be suspended until the date upon which Realty REIT notifies the Holders in writing that suspension of such rights for the grounds set forth in this
Section 3.1(a)(i) is no longer necessary, and Realty REIT agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

          (ii) If all reports required to be filed by Realty REIT pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by Realty REIT has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Act, upon written notice thereof by Realty REIT to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require Realty REIT to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement (including any actions contemplated by Section 4.1

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hereof) shall be suspended until the date on which Realty REIT has filed such reports or obtained and filed the financial information required by Rule 3-05 or
Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Shelf Registration Statement, and Realty REIT shall notify the Holders as promptly as practicable when such suspension is no longer required.

          (iii) In the event that Realty REIT plans to repurchase or bid for securities of Realty REIT in the open market, on a private solicited basis or otherwise, and the Board of Directors of Realty REIT determines, in its reasonable good faith judgment and based upon the advice of counsel to Realty REIT (which counsel shall be experienced in securities laws matters), that any such repurchase or bid may not, under Rule 10b-6 under the Exchange Act, or any successor or similar rule ("Rule 10b-6"), be commenced or consummated due to the existence or the possible commencement of a "distribution" (within the meaning of Rule 10b-6) as a result of any offers or sales by Holders of Registrable Securities under the Shelf Registration Statement, Realty REIT shall be entitled, for a period not to exceed 90 days in any twelve month period, to request that Selling Holders suspend or postpone such distribution pursuant to the Shelf Registration Statement (a "10b-6 Election"). Realty REIT shall, as promptly as practicable, give such Selling Holders written notice of such 10b-6 Election, stating the basis for the Board of Director's determination. The Holders agree to comply with any such request in a 10b-6 Election by Realty REIT. As promptly as practicable following the determination by the Board of Directors that the Selling Holders may commence or recommence their distribution pursuant to the Shelf Registration Statement without causing Realty REIT to be in violation of Rule 10b-6, Realty REIT shall give such Selling Holders written notice of such determination (but in any event such notice shall be given so as to be effective no later than the 90th day of the continuance of any 10b-6 Election occurring during the most recent 12 months).

         In the case of the registration of any underwritten primary offering of Common Stock or Convertible Securities by Realty REIT (other than any registration by Realty REIT on Form S-8, or a successor or substantially similar form, of an employee share option, share purchase or compensation plan or of securities issued or issuable pursuant to any such plan) and in which any Holder will not be participating in accordance with Section 2.2 hereof, each such Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Registrable Securities (or any option or right to acquire Registrable Securities) during the period (not to exceed 90 days) commencing on the tenth day prior to the effective date of the registration statement covering such underwritten primary equity

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offering and ending on the date specified by such managing underwriter in such written request to such Holder.

    Realty REIT's obligation to continue the effectiveness of the Shelf Registration Statement shall be extended by the aggregate number of days during which Realty REIT has delayed the effectiveness of such Shelf Registration Statement or prevented or suspended offerings, sales or distributions by the Holders pursuant to this Registration Rights Agreement (including, without limitation, any period during which the Holders have been requested by a managing underwriter to suspend offers, sales and distributions of Registrable Securities pursuant to the immediately preceding paragraph).

     (b) RESTRICTIONS ON PUBLIC SALES OF SECURITIES BY REALTY REIT AND OTHERS. Realty REIT agrees that (i) it shall not effect any public sale or distribution of any Common Stock or Convertible Securities (other than in connection with any merger or consolidation by Realty REIT or any subsidiary thereof or the acquisition by Realty REIT or a subsidiary thereof of the capital stock or all or any part of the assets of any other person), during the 10 days prior to, and during the 90-day period beginning on, the effective date of the Shelf Registration Statement; and (ii) any agreement entered into after the date hereof pursuant to which Realty REIT issues or agrees to issue any privately-placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the 10-day and 90-day periods described in (i) above, in each case including any sale pursuant to Rule 144 (except as part of any such registration, if permitted); PROVIDED, HOWEVER, that the provisions of this paragraph (b) shall not prevent the conversion, exercise or exchange of any securities pursuant to their terms into or for other securities.

    Section 4.1  REGISTRATION PROCEDURES

    In connection with Realty REIT's obligations under this Registration Rights Agreement, Realty REIT shall:

         (a) Prepare and file a Shelf Registration Statement on the appropriate form available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof (which shall not include an underwritten offering), and cause such Shelf Registration Statement to become effective and remain effective as provided herein; and no less than five days prior to the filing of any Registration Statement (as defined below) or any amendment thereto (including, without limitation, any document incorporated or deemed to be incorporated by reference therein and any post effective amendment), and not less than five days prior to the filing or (if not filed) the first day of public availability of

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    any related preliminary prospectus or prospectus or any amendments or supplements thereto (including any document incorporated or deemed to be incorporated therein by reference), Realty REIT shall furnish to the Selling Holders and counsel to the Selling Holders selected by the Representative ("Holders' Counsel") copies of all such documents, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to the review of such counsel, and shall cause the officers and directors of Realty REIT, counsel to Realty REIT, and independent certified public accountants to Realty REIT to respond to such inquiries as shall be necessary, in the opinion of Holders' Counsel, to conduct a reasonable investigation within the meaning of the Act. Realty REIT shall not file the Shelf Registration Statement or any related prospectus or any amendments or supplements thereto to which the Representative shall reasonably object on a timely basis;

         (b) Prepare and file with the Commission such amendments, including post effective amendments, to the -Shelf Registration Statement and any registration statement filed with the Commission in connection with an underwritten offering in which any of the Holders is or will be offering or selling Registrable Securities pursuant to Section 2.2 (an "Incidental Registration Statement"; the Shelf Registration Statement and all Incidental Registration Statements are hereinafter called, collectively, "Registration Statements" and, individually, a "Registration Statement") (including documents incorporated or deemed to be incorporated by reference therein) as may be required by law or, in the case of the Shelf Registration Statement, necessary to keep the Shelf Registration Statement continuously effective for the applicable time period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed if, as and when required pursuant to Rule 424 (or any similar provisions then in effect) under the Act; and comply with the provisions of the Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the Selling Holders;

         (c) Notify the Selling Holders and Holders' Counsel, if any, immediately (i) with respect to any Registration Statement or any post effective amendment thereto, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement (including, without limitation, any documents incorporated or deemed to be incorporated by reference therein) or a related prospectus or for additional

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    information, or of the receipt from the Commission or any other federal or state governmental authority of any comment letter with respect to any of the foregoing; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by Realty REIT of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for offer or sale in any jurisdiction within the United States, or the initiation or threatening of any proceeding for such purpose; and
    (v) upon the occurrence of any event which makes any statement in (or incorporated or deemed to be incorporated in) any Registration Statement or any related prospectus or any amendments or supplements thereto untrue in any material respect;

         (d) If requested by the Selling Holders, (i) promptly incorporate in a prospectus supplement or post effective amendment to the Shelf Registration Statement such information as the Selling Holders reasonably agree should be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after Realty REIT has received notification of the matters to be incorporated in such prospectus supplement or post effective amendment; PROVIDED, HOWEVER, that Realty REIT shall not be required to take any action pursuant to this Section 4.1(d) that would, in the opinion of counsel for Realty REIT, violate applicable law;

         (e) Use its reasonable best efforts to prevent the suspension of the Shelf Registration Statement or the interference with the disposition of Registrable Securities thereunder by any governmental authority or agency or any court of competent jurisdiction and to obtain the withdrawal of such suspension or interference, PROVIDED that such suspension or interference is not or would not be as a result of the actions or omissions of a Holder to which such suspension or interference relates;

         (f) In the event that the disposition of Registrable Securities pursuant to any Registration Statement is suspended by any governmental authority or agency or any court of competent jurisdiction, notify the Holders of such suspension and direct such Holders to discontinue disposition of the Registrable Securities thereunder until Realty REIT notifies the Selling Holders that use of the prospectus and the disposition of the Registrable Securities may resume;

         (g) Furnish to each Selling Holder and Holders' Counsel, if any, without charge, such number of conformed copies as such persons or entities may reasonably request,

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    of each Registration Statement and each amendment or supplement thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the Commission;

         (h) Deliver to each Selling Holder and Holders' Counsel, if any, without charge, as many copies of the preliminary prospectus or prospectuses and the prospectus or prospectuses related to each Registration Statement and each amendment or supplement thereto as such persons reasonably request; and Realty REIT hereby consents to the use of each such preliminary prospectus and prospectus and each amendment or supplement thereto by each of the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such preliminary prospectus and prospectus and any amendment or supplement thereto;

         (i) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify (or the exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States; keep each such registration or qualification (or exemption therefrom) effective during the period during which the Shelf Registration Statement is effective or, in the case of a distribution of Registrable Securities pursuant to Section 2.2, until such time as such distribution has been completed, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities; PROVIDED, HOWEVER, that Realty REIT shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Realty REIT to any tax in any such jurisdiction where it is not then so subject;

         (j) Cooperate with the Selling Holders and Holders' Counsel, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and to enable such Registrable Securities to be sold in such denominations and registered in such names as the Holders may request at least two business days prior to any sale of Registrable Securities;

         (k) Promptly file all documents required to be filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act

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    during any period when the prospectus related to a Registration Statement is required to be delivered under the Act;

         (l) If any prospectus relating to Registrable Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, prepare and, if required, file with the Commission, a supplement or amendment to such prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (m) Use its best efforts to cause all Registrable Securities to be listed on each Exchange on which the shares of Common Stock are then listed and make all other necessary or appropriate filings with each such Exchange;

         (n) In connection with any underwritten offering in which any of the Holders shall participate pursuant to Section 2.2 hereof, (i) cause each opinion delivered to the underwriters by counsel to Realty REIT (and any updates thereof) also to be addressed to each Selling Holder (or expressly to provide therein or in a separate letter that each Selling Holder may rely thereon); (ii) (to the extent that the independent public accountants are entitled to do so under Statement on Auditing Standards No. 72 or any other applicable accounting standards) cause each comfort letter from any independent certified public accountants that is delivered to the underwriters (and any update thereof) also to be addressed to each Selling Holder (or expressly to provide therein or in a separate letter that each Selling Holder may rely thereon); and (iii) deliver such other closing documents and closing certificates as may be delivered to the underwriters or their counsel to each Selling Holder;

         (o) Without limitation to the provisions of paragraph (a) above, after filing any document incorporated by reference into any Registration Statement, deliver a copy of such document to each Holder upon request during the period Realty REIT is obligated to maintain an effective Shelf Registration Statement hereunder;

         (p) Make reasonably available to the Selling Holders, the Representative, Holders' Counsel, if any, and any

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    accountant, auditor or investment advisor retained by the Selling Holders, that information which such parties would customarily require to satisfy their due diligence obligations with respect to the offering and sale of the Registrable Securities and cause Realty REIT's officers, directors and employees to supply all information reasonably requested by any such person in connection with such due diligence investigation, PROVIDED, HOWEVER, that any information that is designated by Realty REIT in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i} disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or self-regulatory organizations, or is necessary or advisable in connection with any litigation (commenced or threatened), or any investigation or proceeding (commenced or threatened) by any governmental agency or body, relating to the offer or sale of Registrable Securities, (ii) disclosure of such information, in the opinion of counsel to such person, is required by law or pursuant to this Registration Rights Agreement, (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such persons or (iv) such information becomes available to such persons from a source other than Realty REIT and such source is not bound by a confidentiality agreement; and

         (q) Comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any similar rule promulgated under the Act), no later than 45 days after the end of each fiscal quarter (or 90 days after the end of each fiscal year) commencing with the first fiscal quarter of Realty REIT that ends after the effective date of the Shelf Registration Statement, which statement shall cover said twelve month period, or shorter periods as is consistent with the requirements of Rule 158.

    Realty REIT may require each Selling Holder to furnish to Realty REIT such information regarding such Selling Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the relevant Registration Statement and Realty REIT may exclude from such registration or offering the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

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    Each Holder agrees that such Holder will not offer or sell any Registrable
Securities or exercise such Holder's rights hereunder in violation of any applicable foreign or domestic, federal, state or local law, order, rule or ordinance including, without limitation, Rule 10b-6 and Rule 10b-7 under the Exchange Act.

    Each Selling Holder selling Registrable Securities pursuant to a Shelf Registration Statement agrees (i) to deliver, to the extent required by law, the current prospectus, as amended or supplemented (including, without limitation, any supplement containing such additional information regarding the manner of sale or distribution of the Registrable Securities as may be required under the
Act) in connection with offers and sales of the Registrable Securities made by such Holder, but in each case only to the extent that Realty REIT has provided such Holder with copies thereof, and (ii) that, upon receipt of any notice from Realty REIT of the happening of any event of the kind described in
Section 4.1(c)(iii), 4.1(c)(iv) or 4.1(c)(v) hereof or any other event as a result of which Realty REIT has determined that the Holders should discontinue disposition thereof, such Holder shall forthwith discontinue disposition of such Registrable Securities pursuant to the applicable prospectus until such Holder is advised in writing by Realty REIT that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any prospectus supplement or other additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Shelf Registration Statement, PROVIDED, HOWEVER, that with respect to the happening of any event of the kind described in Section 4.1(c)(iv) hereof, such Holder shall only be required to discontinue disposition of Registrable Securities in the applicable jurisdiction in accordance with the qualification or exemption that has been suspended or is threatened to be suspended.

    Section 5.1  REGISTRATION EXPENSES

    All expenses incident to Realty REIT's performance of or compliance with this Registration Rights Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered on each Exchange, and fees and disbursements of counsel for Realty REIT and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), the reasonable fees and expenses of any special experts retained by Realty REIT in connection with such registration, fees and expenses of other Persons retained by Realty REIT (but not including any underwriting or brokerage discounts or commissions attributable to the sale of Registrable Securities), and any reasonable out of-pocket expenses of the Holders of Registrable Securities (or the agents who manage their accounts), but excluding any travel costs and/or any fees and expenses of any Holders' Counsel incurred in connection with the registration and offering hereunder (all such included expenses being herein referred to as the "Registration Expenses"), shall be borne by Realty REIT.

    Section 6.1  INDEMNIFICATION: CONTRIBUTION

    (a) INDEMNIFICATION BY REALTY REIT. Realty REIT agrees to indemnify and hold harmless each Selling Holder, its officers, directors, trustees and agents and each person, if any, who controls such Selling Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (or incorporated or deemed to be incorporated in) any Registration Statement or any related prospectus or preliminary prospectus or in (or incorporated in or deemed to be incorporated in) any amendment or supplement to any of the foregoing, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon and in conformity with information furnished in writing to Realty REIT by such Selling Holder expressly for use therein; PROVIDED, HOWEVER, that such indemnification with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from any preliminary prospectus or prospectus or any amendment or supplement thereto shall not inure to the benefit of any Selling Holder (or any of its officers, directors, trustees, agents or any person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Registrable Securities which are the subject thereof if Realty REIT shall sustain the burden of proving that
(a) such person was not sent or given a copy of the relevant prospectus, as then amended or supplemented, if applicable (in each case exclusive of the documents incorporated therein by reference), at or prior to the written confirmation of the sale of such Registrable Securities to such person, (b) such untrue statement or omission of a material fact contained in such preliminary prospectus or prospectus or any amendment or supplement thereto was subsequently corrected in the prospectus or a supplement or amendment thereto (or further supplement or amendment thereto), as the case may be, and (c) such prospectus, supplement or amendment containing the correction was furnished by Realty REIT to such Holder prior to the delivery of such confirmation.

     (b) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder (or its officers, directors, trustees or agents) or any person controlling any such Selling Holder in respect of which indemnity may be sought from Realty REIT hereunder, Realty REIT shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder, and shall assume the payment of all expenses. Such Selling Holder or any such officer, director, trustee, agent or controlling person shall have the right to employ separate counsel (approved by such Selling Holder) in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such officer, director, trustee, agent or controlling person unless (i) Realty REIT has agreed to pay such fees and expenses or (ii) Realty REIT shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Selling Holder in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Selling Holder or such officer, director, trustee, agent or controlling person and Realty REIT, and such Selling Holder or such officer, director, trustee, agent or controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Realty REIT (in which case, if such Selling Holder or such officer, director, trustee, agent or controlling person notifies Realty REIT in writing that it elects to employ separate counsel at the expense of Realty REIT, Realty REIT shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such officer, director, trustee, agent or controlling person, it being understood, however, that Realty REIT shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel) at any time for all of the Selling Holders and their respective officers, directors, trustees, agents and controlling persons, which firm shall be designated in writing by the Representative). Realty REIT shall not be liable for any settlement of any such action or proceeding effected without Realty REIT's written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, Realty REIT agrees to indemnify and hold harmless such Selling Holder and its respective officers, directors, trustees, agents and controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Realty REIT shall not, without the prior written consent of the Selling Holders, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6.1 (whether or not any such Selling Holder or any such officer, director, trustee, agent or controlling person is an actual or potential party thereto), unless such settlement, compromise or consent includes an unconditional release of each Selling Holder and each of its officers, directors, trustees, agents and controlling persons from all liability arising out of such litigation, investigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Selling Holder or any such officer, director, trustee, agent or controlling person.

     (c) INDEMNIFICATION BY SELLING HOLDERS OF REGISTRABLE SECURITIES. Each Selling Holder severally agrees to indemnify and hold harmless Realty REIT, its directors, each officer of Realty REIT who signed the Shelf Registration Statement or the relevant Incidental Registration Statement, as the case may be, and each person, if any, who controls Realty REIT within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from Realty REIT to such Selling Holder, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Shelf Registration Statement or any Incidental Registration Statement pursuant to which Registrable Securities of such Selling Holder have been registered under the Act, or in any related prospectus or amendment or supplement thereto or any related preliminary prospectus, in each case based upon and in conformity with information furnished in writing by such Selling Holder expressly for use therein. In case any action or proceeding shall be brought against Realty REIT or its directors or any such officers or controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to Realty REIT, and Realty REIT or its directors or such officers or controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph.

     (d) CONTRIBUTION. If the indemnification provided for in this Section 6.1 is unavailable or insufficient to hold an indemnified party for any reason harmless in respect of any losses, claims, damages, liabilities or judgments referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of Realty REIT on the one hand and of any Selling Holder and its officers, directors, agents, trustees and controlling persons on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that no Selling Holder shall be liable for contribution under this Section 6.1(d) in an aggregate amount which exceeds the total net proceeds received by such Selling Holder from the sale of its Registrable Securities under the relevant Registration Statement.

    Realty REIT and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.1(d) were determined by PRO RATA allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    Section 7.1  RULE 144

    Realty REIT shall timely file the reports required to be filed by it under the Act and the Exchange Act and shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rule 144 (or any successor thereto). Upon the request of any Holder of Registrable Securities, Realty REIT shall deliver to such Holder a written statement as to whether it has complied with such requirements.

    Section 8.1  TERMINATION.

     (a) The parties hereto agree that this Registration Rights Agreement shall terminate and the obligations of the parties hereto contained herein shall be released without further action by any party if the Merger Agreement is terminated or terminates.

     (b) The Holders agree that their rights to include Registrable Securities in an underwritten offering pursuant to Section 2.2 hereof shall terminate immediately after the last day of the Effective Period; provided that, in the case of any Holder, such rights shall not terminate with respect to any proposed underwritten offering to the extent that such Holder delivered a written request to include Registrable Securities in such offering on or prior to the last day of the Effective Period in accordance with Section 2.2.

    Section 9.1  MISCELLANEOUS

     (a) NO INCONSISTENT AGREEMENTS. Realty REIT shall not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities pursuant to this Registration Rights Agreement.

     (b) REMEDIES. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Registration Rights Agreement. Realty REIT agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Registration Rights Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Registration Rights Agreement may be amended, modified or supplemented by written instrument executed by Realty REIT and the Representative on behalf of the Shareholders. Any party to this Registration Rights Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements or obligations of any other party or with any condition, in each case to the extent that such obligations, agreements and conditions are intended for its benefit; provided that each such extension or waiver shall be in writing; and provided, further, that each Shareholder agrees that any such extension or waiver by or on behalf of such Shareholder may be given by the Representative. Each of the Shareholders hereby appoints and authorizes the Representative to execute written instruments amending, modifying or supplementing, or extending, waiving or consenting to departures from, the provisions hereof on their behalf, and each of the Shareholders hereby ratifies and confirms each such action taken or to be taken on its or their behalf by the Representative.

     (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery or registered first-class mail:

          (i) if to a Holder of Registrable Securities, at such Holder's most current address, and with a copy to be sent to each additional address, furnished by such Holder to Realty REIT in writing (the initial addresses of the Shareholders are set forth in Annex A hereto);

         (ii) if to Realty REIT, at Realty Income Corporation, 220 West Crest Street, Escondido, California 92025-1725, Attention: President.

    All such notices and communications shall be deemed to have been duly given when delivered by hand or air or similar courier or, if sent by mail, seven days after being deposited in the mail, postage prepaid.

     (e) COUNTERPARTS. This Registration Rights Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.

    (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (g) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Registration Rights Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (h) HEADINGS. The headings in this Registration Rights Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) FURTHER ASSURANCES. From and after the date hereof, Realty REIT and each of the Holders each covenants and agrees to execute and deliver all such agreements, instruments and documents and to take all such further actions as any such respective party may reasonably deem necessary from time to time (at the requesting party's expense) to carry out the intent and purposes of this Registration Rights Agreement and to consummate and fully effect the transactions contemplated hereby.

          (j) ENTIRE AGREEMENT; INTEGRATION. This Registration Rights Agreement contains the entire agreement of the parties hereto with respect to its subject matter and there are no promises or undertakings with respect thereto relative to the subject matter hereof not expressly set forth or referred to in this Registration Rights Agreement.

          (k) ENFORCEABILITY. Realty REIT hereby represents that it is not a party to any agreement which would adversely affect the legality, validity or enforceability of this Registration Rights Agreement.

          (l) SEVERAL OBLIGATIONS. Anything herein to the contrary notwithstanding, the parties hereto agree that the representations, warranties, covenants and agreements of the Shareholders, Holders and Selling Holders in this Registration Rights Agreement are several and not joint.

          (m) SUCCESSOR ENTITY. In the event of any merger or consolidation of Realty REIT with or into any other entity in which Realty REIT is not the surviving entity, or in the event of any sale, lease or other disposition of all or substantially all of the assets of Realty REIT to any other entity in a transaction in which Registrable Securities are converted into securities of such other entity, appropriate provision shall be made so that the successor or transferee entity, as the case may be shall assume the obligations of Realty REIT set forth in this Agreement.

    In witness whereof, each of the parties hereto has executed this Agreement on the 28th day of April, 1995.

                                       REALTY INCOME CORPORATION
                                       By: /s/ Richard J. VanDerhoff
                                          ---------------------------
                                          Richard J. VanDerhoff
                                          President


William E. Clark and Evelyn J. Clark
Family  Trust Dated June 19, 1981
By:      /s/ William E. Clark
    --------------------------------
    William E. Clark, as trustee

By:      /s/ Evelyn J. Clark
    --------------------------------
    Evelyn  J. Clark , as trustee

/s/ Richard J. VanDerhoff
- -------------------------------------
Richard J. VanDerhoff

/s/ Thomas A. Lewis
- -------------------------------------
Thomas A. Lewis

/s/ John H. Wolfe
- -------------------------------------
John H. Wolfe

/s/ Robert E. Caffey
- -------------------------------------
Robert E. Caffey

/s/ Gary M. Malino
- -------------------------------------
Gary M. Malino

/s/ Donald K. Cooke
- -------------------------------------
Donald K. Cooke

/s/ Lawrence E. Stephenson
- -------------------------------------
Lawrence E. Stephenson

State of California          }
                             }    ss.:
County of San Diego          }


    On the 28th day of April before me, a notary public in and for of the State of California, personally appeared Richard J. VanDerhoff, William E. Clark, Evelyn J. Clark, Thomas A. Lewis, John H. Wolfe, Robert E. Caffey, Gary M. Malino, Donald K. Cooke and Lawrence E. Stephenson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in the capacity or capacities indicated in the within instrument, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

                                                 [SEAL]


/s/ Patricia C. Miller
- -----------------------------
    Notary Public